Exhibit 10.2

FORM OF TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of May 6, 2021, by and among ACON S2 Acquisition Corp., a Cayman Islands exempted company (“Acquiror”) and [•], a [•] (the “Stockholder”). Each of Acquiror and the Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS

WHEREAS, on May 6, 2021, Acquiror, SCharge Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and ESS Tech, Inc., a Delaware corporation (the “Company”), entered into that certain Merger Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of Acquiror, and each share of Company Common Stock (including shares of Company Common Stock issued upon the conversion of Company Preferred Stock in connection with this transaction and including the Subject Company Stock (as defined below)) will be converted into the right to receive Acquiror Common Stock, in each case, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Stockholder is the record and beneficial owner of the number and type of equity securities of the Company set forth on Schedule A hereto (together with any other equity securities of the Company that the Stockholder acquires record or beneficial ownership after the date hereof, collectively, the “Subject Company Stock”);

WHEREAS, in consideration for the benefits to be received by the Stockholder under the terms of the Merger Agreement and as a material inducement to Acquiror agreeing to enter into, and consummate the transactions contemplated by, the Merger Agreement, the Stockholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that Acquiror and Merger Sub would not have entered into, and agreed to consummate the transactions contemplated by, the Merger Agreement without the Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Company Stockholder Consent and Related Matters.

(a) Subject to the earlier termination of this Agreement in accordance with its terms, (i) as promptly as reasonably practicable (and in any event within five Business Days) following the time at which the Registration Statement becomes effective under the Securities Act (subject to the Registration Statement not being subject to a stop order issued by the SEC or proceeding by the SEC seeking a stop order at any point during such period), the Stockholder, in its, his or her capacity as a stockholder of the Company, shall duly execute and deliver to the Company and Acquiror the Company Stockholder Approvals under which it shall irrevocably and unconditionally consent to the matters, actions and proposals contemplated by Section 7.03(e) of the Merger Agreement (the “Approval”), including the

Merger and any other transactions contemplated by the Merger Agreement to occur at or immediately prior to the Closing (collectively, the “Transactions”) and (ii) without limiting the generality of the foregoing, prior to the Closing, to the extent that it is necessary or advisable, in each case, as reasonably determined by Acquiror and the Company, for any matters, actions or proposals to be approved by the Stockholder in connection with, or otherwise in furtherance of, the transactions contemplated by the Merger Agreement, the Stockholder shall vote (or cause to be voted) the Subject Company Stock against and withhold consent with respect to (A) any Company Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in any of the conditions to the Closing set forth in Sections 8.01 or 8.02 of the Merger Agreement not being satisfied; provided, that in the case of either (i) or (ii), the Merger Agreement shall not have been amended or modified without such Stockholder’s consent (x) to decrease the consideration payable under the Merger Agreement or (y) to change the form of merger consideration in a manner adverse to such Stockholder.

(b) Without limiting any other rights or remedies of Acquiror, in the event that the Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a), the Stockholder hereby irrevocably appoints Acquiror or any individual designated by Acquiror as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and re-substitution), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any meeting of the Company Stockholders with respect to the matters described in Section 1(a), to include the Subject Company Stock in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders, to vote (or cause to be voted) the Subject Company Stock or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders (including the Company Stockholder Approvals). The proxy granted in this Section 1(b) shall expire upon the termination of this Agreement.

(c) The proxy granted by the Stockholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration of Acquiror entering into the Merger Agreement, and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Stockholder pursuant to Section 1(b) is a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Company Stock. The vote or consent of the proxyholder in accordance with Section 1(b) with respect to the matters described in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Company Stock and a vote or consent by the Stockholder of the Subject Company Stock (or any other Person with the power to vote or provide consent with respect to the Subject Company Stock) with respect to the matters described in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except for those matters described in Section 1(a).

(d) The Stockholder shall not hereafter, unless and until this Agreement terminates or expires pursuant to its terms, purport to designate any other proxy or power of attorney with respect to the Subject Company Stock or enter into any other agreement, arrangement, or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Subject Company Stock, in each case, with respect to any of the matters set forth herein.

2. Other Covenants and Agreements.

(a) The Stockholder hereby agrees that, notwithstanding anything to the contrary in any such agreement and to the extent such Stockholder is a party to any such agreement, effective as of the Closing, (i) each of the agreements set forth on Schedule B hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii)

upon such termination neither the Company nor any of its Affiliates (including from and after the Effective Time, Acquiror and its Affiliates) shall have any further obligations or liabilities under each such agreement. Without limiting the generality of the foregoing or Section 2(d), the Stockholder hereby agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence. Without limiting the generality of the foregoing or Section 2(d), the Stockholder hereby agrees to promptly execute and deliver all additional mutually agreed upon agreements, documents and instruments (such agreement not to be unreasonably withheld, conditioned or delayed; provided, that the Stockholder agrees that any document that reflects the substance of the immediately preceding sentence (and not any other substantive provisions) and is solely for purposes of properly effectuating any such termination as provided in accordance with the terms of the immediately preceding sentence shall be reasonable) and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.

(b) The Stockholder shall be bound by and subject to (i) Section 7.05 (Confidentiality; Publicity) of the Merger Agreement to the same extent as such provisions apply to the parties to the Merger Agreement, and (ii) Section 5.04 (No Claim Against the Trust Account) of the Merger Agreement to the same extent as such provisions apply to the Company, in each case, mutatis mutandis, as if the Stockholder is directly party thereto. Notwithstanding anything in this Agreement to the contrary, (x) the Stockholder shall not be responsible for the actions of the Company or the Company Board (or any committee thereof) or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”) or any other owner of equity securities of the Company (or Affiliate of such owner), including with respect to any of the matters contemplated by this Section 2(b), (y) the Stockholder is not making any representations or warranties with respect to the actions of any of the Company Related Parties or any other owner of equity securities of the Company (or Affiliate of such owner) and (z) any breach by the Company or any other owner of equity securities of the Company (or Affiliate of such owner) of its respective obligations under the Merger Agreement shall not be considered a breach of this Section 2(b) (it being understood for the avoidance of doubt that the Stockholder shall remain responsible for any breach by it of this Section 2(b)).

(c) The Stockholder acknowledges and agrees that Acquiror and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement Acquiror and Merger Sub would not have entered into, or agreed to consummate the transactions contemplated by, the Merger Agreement.

(d) Upon, and subject to, the consummation of the transactions contemplate by the Merger Agreement, each of the Acquiror and the Stockholder shall deliver duly executed counterparts to the Registration Rights Agreement in the form attached hereto as Exhibit A [and the Stockholder’s Agreement in the form attached hereto as Exhibit B to be effective as of the Closing].

(e) Upon the Closing, the Parties hereby acknowledge that certain Registration and Shareholder Rights Agreement, dated as of September 16, 2020, by and among the Acquiror, the Sponsor and the other parties thereto, and all of the respective rights and obligations of the parties thereunder are hereby terminated in their entirety and shall be of no further force or effect.

3. Consent to Entry into Merger Agreement. Stockholder hereby consents to the Company entering into the Merger Agreement, to the extent such consent is required to satisfy any requirements contained in Section 6(b)(i) of Article V of the Company’s Certificate of Incorporation. For the avoidance of doubt, such consent shall not be deemed a consent or approval of the Merger or the other Approvals, or any consent or agreement to receive shares of Acquiror Common Stock or other securities pursuant to the Merger or otherwise, which consent shall only be given pursuant to the terms of, subject to the conditions set forth in and at the time described in this Agreement and the Merger Agreement.

4. Stockholder Representations and Warranties. The Stockholder represents and warrants to Acquiror as follows:

(a) The Stockholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) The Stockholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Merger Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid, legal and binding agreement of the Stockholder (assuming that this Agreement is duly authorized, executed and delivered by Acquiror), enforceable against the Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Stockholder with respect to the Stockholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect, or which have already been obtained in advance of the Stockholder’s entry into this Agreement.

(d) None of the execution or delivery of this Agreement by the Stockholder, the performance by the Stockholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Stockholder’s organizational and governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party, (iii) violate, or constitute a breach under, any Governmental Order or applicable Law to which the Stockholder or any of its properties or assets are bound or (iv) other than the restrictions contemplated by this Agreement, result in the creation of any Lien upon the Subject Company Stock, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e) The Stockholder is the record and beneficial owner of the Subject Company Stock and has valid, good and marketable title to the Subject Company Stock, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company Organizational Documents). Except for the equity securities of the Company set forth on Schedule A hereto, together with any other equity securities of the Company that the Stockholder acquires record or beneficial ownership of after the date hereof that is either permitted pursuant to, or acquired in accordance with, Section 5.01 of the Merger Agreement [(it being understood that the acquisition by the Stockholder of any such equity securities acquired pursuant to and in accordance with Section 2.1(c) of that certain Series C-2 Preferred Stock Purchase Agreement and Amendment to Series C Preferred Stock Purchase Agreement, dated as of March 1, 2021, as amended (the “Series C-2 Stock Purchase Agreement”), complies with Section 5.01 of the Merger Agreement),] the Stockholder does not own, beneficially or of record, any equity securities of the Company. [Except as provided in the Series C-2 Stock Purchase Agreement or rights under the Company Warrants, t//T]he Stockholder does not own any right to acquire any equity securities of the Company. The Stockholder has the sole right to vote (and provide consent in respect of, as applicable) the Subject Company Stock and, except for this Agreement and the Merger Agreement, the Stockholder is not party to or bound by (i) any option, warrant, purchase right or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer any of the Subject Company Stock or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Stock, in each case, that could reasonably be expected to (A) impair the ability of such Stockholder to perform its obligations under this Agreement or (B) prevent, impede or delay the consummation of any of the transactions contemplated by this Agreement.

(f) There is no Proceeding pending or, to the Stockholder’s knowledge, threatened against the Stockholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g) The Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, Acquiror and (ii) it has been furnished with or given access to such documents and information about Acquiror and its respective businesses and operations as it and its

Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Ancillary Agreements to which it is or will be a party and the transactions contemplated hereby and thereby.

(h) In entering into this Agreement and the other Ancillary Agreements to which it is or will be a party, the Stockholder has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Agreements to which it is or will be a party and no other representations or warranties of Acquiror or Merger Sub (including, for the avoidance of doubt, none of the representations or warranties of Acquiror set forth in the Merger Agreement or any other Ancillary Agreement), any of their respective Affiliates or any other Person, either express or implied, and the Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Ancillary Agreements to which it is or will be a party, none of Acquiror, Merger Sub, any of their respective Affiliates or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Agreements to which it is or will be a party or the transactions contemplated hereby or thereby.

5. Transfer of Subject Securities. Except as expressly contemplated by the Merger Agreement or with the prior written consent of Acquiror (such consent to be given or withheld in its sole discretion), from and after the date hereof, the Stockholder agrees not to (a) Transfer any of the Subject Company Stock, (b) enter into (i) any option, warrant, purchase right or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer the Subject Company Stock prior to the Closing or termination of the Merger Agreement or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Stock, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise). Notwithstanding the foregoing, the Stockholder may transfer its Subject Company Stock (A) to Stockholder’s officers or directors, any members or partners of the Stockholder or any Affiliates of the Stockholder; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the transactions contemplated by the Merger Agreement; (F) to other Company Stockholders; and (G) by virtue of the Stockholder’s organizational documents upon liquidation or dissolution of the Stockholder; in each case of clauses (A) – (G), with the prior written consent of Acquiror (such consent to be withheld or given in its sole discretion) and subject to any such transferee signing a joinder hereto agreeing to be bound by all provisions hereof to the same extent as the Stockholder.

6. Termination This Agreement (including the proxy granted pursuant to Section 1) shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the amendment or modification of the Merger Agreement without the Stockholder’s written consent (i) to decrease the consideration payable under the Merger Agreement, (ii) to extend the timing of payment of any consideration after Closing or impose any additional burdens, limitations, obligations or restrictions on the Stockholder or (iii) to change the form of merger consideration in a manner adverse to such Stockholder and (d) the effective date of a written agreement of the parties hereto mutually terminating this Agreement. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (w) the termination of this Agreement pursuant to Section 6(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud committed by such Party; (x) Sections 2(b)(i) (solely to the extent that it relates to Section 7.05 (Confidentiality; Publicity) of the Merger Agreement) and the representations and warranties set forth in Section 4(g) and Section 4(h) shall each survive any termination of this Agreement; (y) Section 13 shall each survive the termination of this Agreement pursuant to Section 6(a); and (z) Section 2(b)(ii) (solely to the extent that it relates to Section 5.04 (No Claim Against the Trust Account) of the Merger Agreement) shall survive the termination of this Agreement pursuant to Section 6(b). For purposes of this Section 6:

(a) “Willful Breach” means a material breach of a covenant that is a consequence of an intentional act undertaken or an intentional failure to act by the breaching Party with the actual knowledge (as opposed to constructive, imputed or implied knowledge) that the taking of such act or such failure to act would constitute or result in a breach of this Agreement; and

(b) “Fraud” means an act or omission by a Party, and requires: (i) a false or incorrect representation or warranty expressly set forth in this Agreement, (ii) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (iii) an intention to deceive another Party, to induce it to enter into this Agreement, (iv) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (v) causing such Party to suffer damage by reason of such reliance.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Stockholder makes no agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Subject Company Stock[, and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries] and (b) nothing herein will be construed to limit or affect any action or inaction by [such Stockholder // any representative of such Stockholder serving] in its capacity as a member of the board of directors of the Company or as an officer, employee or fiduciary of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company.

7. [Reserved].

8. No Recourse. Except for claims pursuant to the Merger Agreement or any other Ancillary Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties. Notwithstanding the foregoing, nothing herein shall limit the Liability of any Party for Fraud or Willful Breach committed by such Party.

9. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a) If to Acquiror (including in its capacity as Designee) or Merger Sub, to:

ACON S2 Acquisition Corp.

1133 Connecticut Avenue NW

Suite 700

Washington, DC 20036

Attn: Adam Kriger

E-mail: akriger@aconinvestments.com

with a copy to:

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attn: Douglas Bacon

Shawn O’Hargan

E-mail: douglas.bacon@kirkland.com

shawn.ohargan@kirkland.com

(b) If to Stockholder, to:

[•]

[•]

Attn: [•]

E-mail: [•]

or to such other address or addresses as the Parties may from time to time designate in writing.

10. Entire Agreement. This Agreement, the Merger Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

11. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Stockholder and Acquiror. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. This Agreement and the rights, interests or obligations hereunder, shall only be assignable by the Stockholder solely to the extent permitted by Section 5 hereof.

12. Fees and Expenses. Except as otherwise expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

13. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

14. No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties acting as partners or participants in a joint venture. For the avoidance of doubt the Company shall be a third party beneficiary of Section 3 of this Agreement.

15. Miscellaneous. Sections 1.02 (Construction), 10.06 (Governing Law), 10.07 (Captions; Counterparts), 10.11 (Severability), 10.12 (Jurisdiction; Waiver of Trial by Jury) and 10.15 (Non-Survival of Representations, Warranties and Covenants) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

Remainder of page intentionally left blank; signature pages follow.

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

ACON S2 ACQUISITION CORP.

By:
Name:	Adam Kriger
Title:	Chief Executive Officer

[Signature Page to Transaction Support Agreement]

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

SCHEDULE A

Class/Series Securities	Number of Shares
[•]	[	•]
[•]	[	•]
[•]	[	•]
[•]	[	•]

SCHEDULE B

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Second Amended and Restated Investors’ Rights Agreement, dated as of August 28, 2019 between the Company, SB Energy Global Holdings One Ltd., Breakthrough Energy Ventures, LLC, Cycle Capital Fund III, L.P., Pangaea Ventures Fund III, LP, Sand Hill Angels XV, LLC, Seattle Angel Conference Investors, LLC, Fund VI 2014 Series only, Portland Seed Fund II, LP, Oregon Nanoscience and Microtechnologies Institute, Brian Arbogast, John E. Chadwick, Kathy Washienko, Energethic, LLC, 3x4y Angels – ESS 2015 LLC, 3x4y Angels – ESS 2016 LLC, Eimar Boesjes , Douglas G. Swartz, Eric Robert Berman and Luann Kay Suthers Berman Living Trust, dated July 18, 2012, Erick Petersen, Jabe Blumenthal, Ramez Naam, RNN Ventures ESS Series C Note LLC, Monoc Capital Ltd. EESS LLC, Obsidian Renewables, LLC, BASF Venture Capital GmbH, Presidio-IPM j.s.a., Vicap LLC, Michael R. Niggli Family Trust, Linda Naviaux Niggli Trust , Agharta Capital Ltd. , Energy Ventures, Inc., GC Ventures America, Craig Evans , including Side Letter dated as of March 1, 2021

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Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated August 28, 2019, by and among the Company, SB Energy Global Holdings One Ltd., Breakthrough Energy Ventures, LLC, Cycle Capital Fund III, L.P., Pangaea Ventures Fund III, LP, Sand Hill Angels XV, LLC, Seattle Angel Conference Investors, LLC, Fund VI 2014 Series only, Portland Seed Fund II, LP, Oregon Nanoscience and Microtechnologies Institute, Oregon Built Environment and Sustainable Technologies Center, Inc. Brian Arbogast, John E. Chadwick, Kathy Washienko, Energethic, LLC, 3x4y Angels – ESS 2015 LLC, 3x4y Angels – ESS 2016 LLC, Eimar Boesjes , Douglas G. Swartz, Eric Robert Berman and Luann Kay Suthers Berman Living Trust, dated July 18, 2012, Erick Petersen, Jabe Blumenthal, Ramez Naam, RNN Ventures ESS Series C Note LLC, Monoc Capital Ltd. EESS LLC, Obsidian Renewables, LLC, BASF Venture Capital GmbH, Presidio-IPM j.s.a., Vicap LLC, Michael R. Niggli Family Trust, Linda Naviaux Niggli Trust , Agharta Capital Ltd. , Energy Ventures, Inc., GC Ventures America, Craig Evans and Yang Song.

•

Second Amended and Restated Voting Agreement, dated August 28, 2019, by and among the Company, SB Energy Global Holdings One Ltd., Breakthrough Energy Ventures, LLC, Cycle Capital Fund III, L.P., Pangaea Ventures Fund III, LP, Sand Hill Angels XV, LLC, Seattle Angel Conference Investors, LLC, Fund VI 2014 Series only, Portland Seed Fund II, LP, Oregon Nanoscience and Microtechnologies Institute, Oregon Built Environment and Sustainable Technologies Center, Inc. Brian Arbogast, John E. Chadwick, Kathy Washienko, Energethic, LLC, 3x4y Angels – ESS 2015 LLC, 3x4y Angels – ESS 2016 LLC, Eimar Boesjes , Douglas G. Swartz, Eric Robert Berman and Luann Kay Suthers Berman Living Trust, dated July 18, 2012, Erick Petersen, Jabe Blumenthal, Ramez Naam, RNN Ventures ESS Series C Note LLC, Monoc Capital Ltd. EESS LLC, Obsidian Renewables, LLC, BASF Venture Capital GmbH, Presidio-IPM j.s.a., Vicap LLC, Michael R. Niggli Family Trust, Linda Naviaux Niggli Trust , Agharta Capital Ltd. , Energy Ventures, Inc., GC Ventures America, Craig Evans and Yang Song.

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Omibus Amendment to the Financing Agreements dated March 1, 2021 by and among the Company, SB Energy Global Holdings One Ltd., Breakthrough Energy Ventures, LLC, Cycle Capital Fund III, L.P., Pangaea Ventures Fund III, LP, Energy Ventures, Inc., GC Ventures America, Craig Evans and Yang Song.

•	Side Letter dated as of August 28, 2019 between the Company and Breakthrough Energy Ventures, LLC.

•	Side Letter dated as of October 15, 2019 between the Company and GC Ventures America and Amended and Restated side letter by and between the Company and GC Ventures America, dated as of March 1, 2021.

•	Side Letter dated as of July 10, 2018 between the Company and Presidio-IPM j.s.a.

•	Side Letter dated as of December 11, 2017 between the Company Presidio-IPM j.s.a., Cycle Capital Fund III, L.P. and BASF Venture Capital GmbH.

•	Side Letter dated as of March 3, 2015 signed by the Company for the benefit of each member of Element 8 Group.